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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-3 of our reports dated March 5, 2001, except for the information presented in Note 12 for which the date is June 12, 2001, relating to the financial statements and financial statement schedule of SeaChange International, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Summary Consolidated Financial Data" and "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts

January 9, 2002